Exhibit 10.1
                                                                  ------------


            AMENDMENT TO SEVERANCE AND CHANGE OF CONTROL AGREEMENT

                  This Amendment to Severance and Change of Control Agreement (this "Amendment"), effective as of January 16, 2006, is entered into by and between Packaging Dynamics Corporation (the "Company") and Patrick T. Chambliss (the "Executive").

                  WHEREAS, the Company and the Executive are parties to that certain Severance and Change of Control Agreement, dated as of October 1, 2004 (the "Severance Agreement"); and

                  WHEREAS, the Company and the Executive wish to amend certain of the terms of the Severance Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       Amendments to the Severance Agreement.

         (a) The parenthetical in provisio (c) of Section 1 is hereby amended by adding the words "...and the 2005 Long-Term Stock Incentive Plan" to the end of such parenthetical.

         (b) Section 2(b)(ii) is hereby amended and restated in its entirety as follows:

               "(ii) a lump sum payable on the date of termination equal to
         (A) one (1) times the sum of the Executive's base salary and target bonus as in effect immediately prior to the date of termination (or, if higher, in effect immediately prior to the first occurrence or circumstance constituting Good Reason), or (B) two (2) times the sum of such amounts if such termination occurs on or after a Change Of Control and on or before the second anniversary date of such Change Of Control;"

         (c) Proviso (x) of Section 2(b)(iii) is hereby amended and restated in its entirety as follows:

               "...(x) the first anniversary of the date of termination (or the second anniversary of such date if such termination occurs on or after a Change Of Control and on or before the second anniversary date of such Change Of Control) or..."

         (d) Section 2(b)(iv) is hereby amended and restated in its entirety as follows:

               "(iv) if such termination occurs on or after (or within close proximity of) a Change Of Control, the acceleration of vesting under all of the Company's equity compensation plans, including but not limited to the Company's 2002 Long-Term Incentive Compensation Plan and 2005 Long-Term Stock Incentive Plan; and"

2. Governing Law. This Amendment shall be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of Illinois.

3. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall be effective as of January 16, 2006 when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 16 day of January, 2006.



                                       PACKAGING DYNAMICS CORPORATION



                                       By:      /s/ FRANK V. TANNURA
                                           --------------------------------
                                       Name:
                                       Title:


                                       By:      /s/ PATRICK T. CHAMBLISS
                                           ---------------------------------
                                           PATRICK T. CHAMBLISS, individually